THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS WARRANT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

     VOID AFTER 5:00 P.M. MOUNTAIN TIME ON JULY __, 2003 ("EXPIRATION DATE").


                             MEDICAL DYNAMICS, INC.

                      WARRANT TO PURCHASE 110,000 SHARES OF
                     COMMON STOCK, PAR VALUE $.001 PER SHARE

     This is to certify that, for VALUE RECEIVED, The Tail Wind Fund, Ltd. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Medical Dynamics, Inc., a Colorado corporation ("Company"), up to 110,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at any time not later than 5:00 P.M., Mountain time, on the Expiration Date, at an exercise price per share equal to $2.58 (the "Warrant Price"). The number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant Shares") and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, the Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer from time to time, the Warrant, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise the Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise

Agreement or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof), the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     To effect a Cashless Exercise, the holder shall submit to the Company with the Exercise Agreement, written notice of the holder's intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of the Common Stock. For this purpose, the "Market Price" of the Common Stock shall be the closing price of the Common Stock on the trading day first preceding the date of the Exercise Agreement.

     To the extent  that any Warrant  Shares  remain  outstanding  at 5:01 P.M.,
Mountain time on July __, 2003, such outstanding Warrant Shares shall automatically expire and be of no further force and effect, and the holders thereof shall have no further right to exercise or transfer the same.

     Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

     Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

     Section 9.  Adjustments.  Subject and  pursuant to the  provisions  of this
Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter. If the adjustment provisions contained in this Section 9 are less favorable to the holders of this Warrant than adjustment provisions available to any other holder (the "Other Holder") of convertible securities of the Company or warrants, options or similar rights exercisable for Common Stock of the Company with respect to such securities ("Other Rights") are to any such Other Holder, this Warrant shall be immediately and automatically amended, without the requirement of any action by the holder or the Company, to provide the holder of this Warrant with adjustment rights at least as favorable as such Other Rights.

          (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant.

     The above provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as determined pursuant to Section
3), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

          (d) If the Company shall at any time or from time to time after the date of issuance hereof issue or sell in a financing transaction (which shall not include any sales or issuances of Common Stock after the date hereof pursuant to contractual obligations in effect on the date hereof), (A) any shares of Common Stock for a consideration per share less than the lesser of (i) the Market Price (as defined above) on the date of such issuance and (ii) the Warrant Price, or (B) any securities convertible into shares of Common Stock ("Convertible Securities") for which the conversion or exercise price (which, for the purposes of this Section 9(d), shall be the total obtained by dividing
(x) the total amount received by the Company as consideration for the issuance of such Convertible Securities plus any amount payable to the Company on conversion or exercise thereof, by (y) the number of shares of Common Stock issuable upon the conversion or exercise thereof) is less than the lesser of (i) the Market Price (as defined above) on the date of such issuance and (ii) the Warrant Price, then the Warrant Price shall be reduced to a price equal to 120% of such per share consideration, or conversion or exercise price. Such adjustments shall be made successively whenever such sales are made.

          (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (f) In the event that, as a result of an  adjustment  made pursuant to
Section 9(a), the holder of the Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (g) Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Agreement.

     Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current Market Price (determined pursuant to Section 3) of a Warrant Share. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  Medical Dynamics, Inc.
                  99 Inverness Drive East
                  Englewood, CO  80112
                  Attn:  Van A. Horsley
                  Telephone:  303/790-2990
                  Facsimile:   303/799-1378

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

     Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14. All such notices, requests, demands, directions and other communications shall, when mailed be effective when deposited in the mails addressed as aforesaid.

     Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement dated effective July __, 1998.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Investor shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

                                               MEDICAL DYNAMICS, INC.



                                               By:___________________________
                                                        Name:
                                                        Title:



Attest:


_______________________________

                             MEDICAL DYNAMICS, INC.
                              WARRANT EXERCISE FORM



MEDICAL DYNAMICS, INC.
99 Iverness Drive East
Englewood, CO  80112

     This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by (CHECK AS APPLICABLE) [] payment by cash or certified check; [] conversion of the within Warrant by surrender of the Warrant, _______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           --------------------------------
                           Name

                           --------------------------------
                           Address
                           --------------------------------

                           --------------------------------

                           --------------------------------
                           Federal Tax Identification No.
                           or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant be registered in the




* NOTE: If conversion of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares.

name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated:___________________, ____

                                      Signature:______________________________

                                                ------------------------------
                                                Name (please print)
                                                ------------------------------
                                                Address

                                                ------------------------------


                                                ------------------------------
                                                Federal Identification or
                                                Social Security No.


                                          Note: The   above    signature    must
                                                correspond  with the name of the
                                                registered  holder as written on
                                                the first page of the Warrant in
                                                every    particular,     without
                                                alteration or enlargement or any
                                                change   whatever,   unless  the
                                                Warrant has been assigned.